EXHIBIT 99.2
Office of the United States Trustee

In re:	DEBTOR IN POSSESSION OPERATING REPORT
The Kushner-Locke Company				Page 1 of 2

	Report Number:		55

Chapter 11	For the Period FROM:		5/1/2006

Case No. LA 01-44828-SB (Administratively Consolidated with		TO:	5/31/2006

Case Nos. LA 01-44828-SB through LA 01-44831-SB; LA 01- 44833-SB through LA 01-44836-SB; and LA 01-44841-SB)

1 Profit and Loss Statement (Accrual Basis Only)
A. Related to Business Operations
Gross Sales		$—

Costs Related to Revenues (Film Cost Amortization)

Gross Profit			—

Less: Operating Expenses
Officer Compensation	33,844

Salaries and Wages — Other Employees	14,215

Total Salaries and Wages		48,059

Employee Benefits and Pensions		4,560

Employer Payroll Taxes/Fees	2,100

Other Taxes

Total Taxes		2,100

Rent and Lease Expense (including parking)	4,300

Distribution/Delivery Expenses	1,617

Interest Expense
Insurance
Automobile Expense/Mileage
Utilities (incl. Phone, phone equipment, Internet)	592

Depreciation and Amortization

Business Equipment Leases

Business Expense reimbursement	677

Storage Expense	22,813

Supplies, Office Expenses, Photocopies, etc.	18

Bad Debts

Miscellaneous Operating Expenses	1,869

Total Operating Expenses		86,605

Net Gain/Loss from Business Operations			(86,605)

B. Not related to Business Operations
Income
Interest Income

Other Non-Operating Revenues		—

Gross Proceeds on Sale of Assets	—

Less: Original Cost of Assets plus expenses of sale	—

Net Gain/Loss on Sale of Assets		—

Total Non-Operating Income			—

Expenses Not Related to Business Operations
Legal and Professional Service Fees		111,477

Other Non-Operating Expenses (Board/Trustee fees)		5,750

Total Non-Operating Expenses			117,227

NET INCOME/(LOSS) FOR PERIOD			$(203,832)

DEBTOR IN POSSESSION OPERATING REPORT NO: 55	Page 2 of 2
2 Aging of Accounts Payable and Accounts Receivable (exclude prepetition accounts payable):

	Accounts	Accounts
	Payable	Receivable
Current Under 30 days		—

Overdue 31-60 days	—	—

Overdue 61-90 days	—

Overdue 91-120 days	—
Overdue Over 121 days	—

Due in the Future		1,568,768

TOTAL	—	1,568,768

3 Statement of Status of Payments to Secured Creditors and Lessors:
     No payments to Secured Creditors or Lessors were paid or payable during the reporting period.
4 Tax Liability
     No tax payments were paid or payable during the reporting period other than payroll taxes shown above.
5 Insurance Coverage

	Carrier/	Amount of	Policy	Premium Paid
	Agent Name	Coverage	Expiration Date	Through Date
Worker’s Compensation (RENEWED)	St. Paul	1,000,000	1/14/2007	1/14/2007
Commercial Property (RENEWED)	St. Paul	2,000,000	2/14/2007	2/14/2007
Errors & Omissions — Library (RENEWED)	St. Paul	3,000,000	3/3/2007	3/3/2007
6 Questions:
A.	Has the Debtor in Possession provided compensation to any officers, directors, shareholders, or other principals without the approval of the Office of the United States Trustee?
☐ Yes          Explain:
☑ No
B.	Has the Debtor in Possession, subsequent to the filing of the petition, made any payments on its prepetition unsecured debt, except as authorized by the Court?
☐Yes          Explain:
☑ No
7 Statement on Unpaid Professional Fees (Postpetition Amounts Only)
     Total unpaid post-petition Professional Fees during the reporting period:           $200,713.22
8 Narrative Report of Significant Events and Events out of the Ordinary Course of Business:
     None.
9 Quarterly Fees:
     Paid
I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim Statement is true and correct to the best of my knowledge.

/s/Alice P. Neuhauser
Debtor in Possession